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                                                                    Exhibit 10.2

                              EMPLOYMENT CONTRACT

THIS AGREEMENT made by and between DAVEL COMMUNICATIONS GROUP, INC., an Illinois Corporation, hereinafter called "Employer" or "Davel," and David Hill, hereinafter called "Employee". In consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

     1. Term of Employment: Employee has been employed under previous contractual agreements as Chairman of the Board and Chairman of the Executive Committee of the Board. Employer and Employee have determined to terminate all prior contractual agreements regarding employment and to enter into this Agreement. Employer hereby employs Employee and Employee hereby agrees to be so employed as Chairman of the Board and Chairman of the Executive Committee of the Board of Employee and to work at such places as directed by Employer. The prior contract of the Employee is hereby extended through December 31, 1996. Except as specifically provided herein, the terms of this Agreement shall apply to all periods after December 31, 1996 and shall continue through December 31st, 2002 or until terminated by one of the parties as hereinafter provided, or until the Employee's death, retirement or permanent disability. At the end of the term this Agreement shall continue for consecutive one year terms unless either party gives written notice of its intent not to renew the Agreement at least 60 days prior to the expiration of the original term or any renewal or extended term.

     2.  Duties:

     a. The Employee agrees to accept the duties commonly involved in carrying out the position for which employed and any other duties as may be required by Employer. The Employer shall have the right at any time during the term of this Agreement to change the duties of Employee or assign duties different from the duties originally assigned.

     b. The Employee will not engage in any employment or enterprise inconsistent with his duties hereunder. Employee shall travel as reasonably required in the performance of his duties hereunder.

     c. The Employee as Chairman of the Board and Chairman of the Executive Committee of the Board, and in such other offices as
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          from time to time assigned in Davel or associated enterprises, shall perform the duties of Chairman of the Board and Chairman of the Executive Committee of the Board which shall consist of the duties normally associated with such positions and such other duties as shall be from time to time assigned. The Employee shall report to and be responsible to the Board of Directors in the regular conduct of his duties.

     3. Base Compensation: The Employee shall be paid a base salary of $400,000.00 per annum during the term of this Agreement. The Employee's base compensation shall be payable in accordance with Employer's payroll practices. Employee shall be reimbursed for his reasonable expenses incurred in the performance of his duties hereunder upon presentation of proper evidence thereof as required by Employer.

     4. Bonus. In addition to the base compensation, the Employee shall receive an annual bonus to be determined as a percentage of the Employee's base salary. The range of percentages to be applied to the Employee's base salary for the computation of bonus shall be based on the percentage by which the Annual Before Tax Profit (ABTP) of the Company exceeds the Annual Before Tax Profit for 1996 ("ABTP Increase"). For the purposes of this Agreement the ABTP shall be adjusted for extraordinary and non-recurring items of Employer. From within the percentage range so established, the Compensation Committee, shall determine the specific percentage to be applied based on the performance and contribution of the Employee. The range of percentages shall be established in accordance with the following table:

 If the ABTP                           the range of percentages
 Increase is                           for determining bonus shall be
---------------------------------------------------------------------
0 to 17%                               5% to 15%
---------------------------------------------------------------------
(Greater-than) 17% to 22%              10% to 20%
---------------------------------------------------------------------
(Greater-than) 22% to 27%              15% to 25%
---------------------------------------------------------------------
(Greater-than) 27% to 32%              20% to 35%
---------------------------------------------------------------------
(Greater-than) 32%                     30% to 45%
---------------------------------------------------------------------


     5.  Stock Options and Grants:

          a) On September 1, 1996 Employee shall be granted 200,000 fully vested Options in accordance with the terms of the Stock Option Plan of the Company to purchase common stock of the Company
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          at an exercise price equal to the closing price of the Common Stock on
          September 1, 1996 or, if no such price is available, on the last day prior to September 1, 1996 for which a closing market price is available. Further, options to purchase stock of the Employer shall be awarded to the Employee annually pursuant to the terms of this Employment Contract and otherwise in accordance with the terms and conditions of the Employer's Stock Option Plan based upon the percentage by which the Annual Before Tax Profit (ABTP) of the Company exceeds the Annual Before Tax Profit for 1996 ("ABTP Increase"). For the purposes of this Agreement the ABTP shall be adjusted for extraordinary and non-recurring items of Employer. The actual number of options awarded shall be determined by multiplying the Employee's base salary, as set forth at (P)3, above, times a percentage, selected by the Compensation Committee based upon the performance and contribution of the Employee, from the range of percentages applicable to the ABTP Increase as set forth in the following table:

 If the Percentage ABTP              the range of percentages
   Growth for Year is                for determining option awards shall be
---------------------------------------------------------------------------
0 to 17%                            10% to 20%
---------------------------------------------------------------------------
(Greater-than) 17% to 22%           21% to 40%
---------------------------------------------------------------------------
(Greater-than) 22% to 27%           41% to 80%
---------------------------------------------------------------------------
(Greater-than) 27% to 32%           81% to 160%
---------------------------------------------------------------------------
(Greater-than) 32%                  161% to 240%
---------------------------------------------------------------------------

          The dollar amount so determined shall be divided by the exercise price of the options awarded to determine the actual number of options. The exercise price shall be determined in accordance with the terms and conditions of the Employer's Stock Option Plan. Except as otherwise accelerated, options so awarded shall vest one- third when awarded, one-third twelve months after the date of the award and the balance 24 months after the date of the award. All options shall be exercisable when vested.
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          b.   The Employee shall be eligible for annual stock grants valued at
          $100,000. One-half of the shares constituting each annual grant shall not be transferred for six months following such grant; the remaining one-half of such shares shall not be transferred for eighteen months following such grant. Each annual grant shall be deemed to be issued on the first business day of each calendar year from 1997 through 2002.


     6.  Other Benefits and Vacation:

          a. Employer has established a 401(k) Profit Sharing Plan to provide for voluntary Employee before and after tax contributions. The Profit Sharing Plan may also provide for Employer contributions as may be from time to time determined by the Employer consistent with and subject to the terms of the plan as established by the Employer. Employee may participate in such plan provided he is otherwise qualified under the terms and conditions of any such Profit Sharing Plan.

          b. The Employee shall be entitled to vacations in accordance with the regular policies of the employer as in effect from time to time. Vacation shall be scheduled at the convenience of the Employer.

          c. The Employer shall maintain an IRC (S)125 plan, or similar arrangement as from time to time permitted by the Internal Revenue Code as then in effect, for health insurance premiums and other permitted (S)125 benefits and the Employee shall be permitted to divert compensation for such premiums and other benefits.

          d. The Employee shall be entitled to participate in the regular Health Insurance plan of the Employer as from time to time in effect on the terms and conditions as provided for employees generally.

          e. The Employer shall provide reasonable transportation for Employee for business use to be accounted for by the Employee consistent with the normal business practices of Employer as from time to time established.

     7. Nondisclosure and Noncompetition: The Employee hereby agrees as a condition of Employment to
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          a.   At all times while this Agreement is in force and after its termination or expiration for whatever reason, the Employee agrees to refrain from disclosing, either directly or indirectly, the Employer's customer lists, trade secrets, or other confidential material. Employee agrees to take reasonable security measures to prevent accidental disclosure of such information. All files, records, documents, drawings, specifications, equipment and similar items relating to Employer's business, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Employer.

          b. During the term of this Agreement, the Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business of any nature which is in competition in any way with the business of the Employer except by permission of the Employer.

          c. For a period of one (1) year after the expiration or termination of this Agreement, except in the case of a termination by the Employer for any reason other than the causes set forth at (P)8(c) below, the Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business of any nature which is in competition with the Employer in the business of telecommunications within the existing market areas of the Employer for which Employee had significant responsibility and in which Employee materially participated in the management and operation of the Employer.

          d. Employer shall be entitled to injunctive and/or other equitable relief to prevent or remedy a breach of the provisions of the Agreement and to secure their enforcement, in addition to any other remedies or damages which may be available to Employer.

     8.  Termination:

          a. Upon a change in control of the ownership of Employer all stock options previously awarded to the Employee shall vest and be immediately exercisable. Further, the term of this Agreement shall be revised to eighteen months from the date of such change in control if at the time of such change of control the remaining term of this Agreement, or any extended or renewal term, is less than eighteen
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          months. If the Employer, after a change in control, elects to terminate this Agreement in accordance with the terms of (P)8(a) the amount of severance pay then due, in addition to all salary and bonus pro-rated through the date of termination, shall be equal to the greater of six months base compensation or the remaining base compensation due under this Agreement in lieu of the amount otherwise due under (P)8(a). A change of control shall be deemed to have occurred at anytime David Hill (the principal shareholder) or his descendants own less than 30% of the issued and outstanding voting shares of the Employer.

          b. Any other provision of this Agreement notwithstanding, the Employer may terminate this Agreement without notice if the termination is based on a violation by the Employee of paragraph 7 of this Agreement, or on fraud, embezzlement, securities law violation, sexual harassment of other employees, criminal indictment or conviction, or other conduct involving crimes, misdemeanors or moral turpitude. In the event of termination pursuant to this paragraph the Employee shall be entitled only to the base compensation provided for herein earned prior to the date of termination computed pro rata up to and including the date of termination.

          c. The death or permanent disability of the Employee shall terminate this Agreement and the employment of the Employee. Upon the death or permanent disability of the Employee, all previously awarded options shall vest and become immediately exercisable by the estate of the employee.

      9. Severability: In the event any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     10. Assignment: This Agreement shall not be assignable, in whole or in part, by the Employee but shall inure to the benefit of and bind the successors and any assigns of Employer.

     11. Fees and Costs: If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the party substantially prevailing shall be entitled to its costs incurred in such action, including reasonable attorney fees, in addition to any other relief that may be proper hereunder or at law or in equity.

     12. Notices: All notices hereunder shall be given in writing by personal service or certified mail, return receipt requested, postage prepaid, addressed to the
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parties at the following respective addresses, or at such other address as may be designated:

     Employer                            Employee
     --------------------------------------------

     Davel Communications Group, Inc.    David Hill
     601 W. Morgan                       1605 Mound
     Jacksonville, Illinois   62650      Jacksonville, IL  62650

     13. Entire Agreement: This Agreement constitutes the entire Agreement of the parties. No modification, variance or change in any of its terms or provisions shall be valid unless in writing and signed by both parties.

     14. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     15. Waiver: The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same or any other provision of this Agreement; nor shall the waiver by either party of the breach of any provision hereof be a waiver of any subsequent breach of such provision or of the provision itself.

IN WITNESS WHEREOF, the parties have executed this Agreement in triplicate originals on this 12th day of September, 1996


DAVEL COMMUNICATIONS GROUP, INC.

______________________________________
Thomas M. Vitale,
Chairman of the Compensation Committee


EMPLOYEE

______________________________________
David Hill, Chairman of the Board